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                                                                    EXHIBIT 10.2



                     SUBSCRIPTION AGREEMENT FOR COMMON STOCK

       SUBSCRIPTION AGREEMENT made as of the 21st day of July, 1998 between Consumer Portfolio Services, Inc., a California corporation ("Issuer"), and Stanwich Financial Services Corp., a Rhode Island corporation ("Purchaser").

       CPS desires to increase its capital by selling shares of its common stock. SFSC desires to purchase 443,459 such shares.

       NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.     SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY PURCHASER

       1.1 Purchaser agrees to purchase 443,459 shares (the "Shares") of the common stock of Issuer for consideration of Five Million Dollars ($5,000,000).

       1.2 Purchaser recognizes that the purchase of the Shares involves a high degree of risk and is suitable only for investors that have no need for immediate liquidity in this investment.

       1.3 The Purchaser acknowledges that it has been furnished by the Issuer during the course of this transaction with all information regarding the Issuer that Purchaser requested or desired to know; that all other documents which could be reasonably provided have been made available for Purchaser's inspection and review; and that Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Issuer concerning the terms and conditions of the offering, and any additional information that Purchaser has requested.

       1.4 The Purchaser hereby acknowledges that this offering of Shares has been a nonpublic offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser represents that the Shares are being purchased for its own account, for investment and not for distribution or resale to unless they are registered under the 1933 Act or unless an exemption from such registration is available. The Purchaser is aware that registration of the Shares with the SEC cannot be assured.

       1.5 The Purchaser understands that the Shares have not been registered under the 1933 Act by reason of a claimed exemption under the provisions of the 1933 Act which depends, in part, upon Purchaser's investment intention. In this connection, the Purchaser understands that it is the position of the Securities and Exchange Commission (the "SEC") that the statutory basis for such exemption would not be present if Purchaser's representation merely meant that Purchaser's present intention was to hold the Shares for a short period, for a deferred sale, or for any other fixed period. The Purchaser realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with Purchaser's representation to the Issuer, and the SEC might regard such a sale, transfer or other disposition as a deferred sale for which the exemption is not available.

       1.6 Purchaser represents that (i) it has not been formed for the purpose of acquiring the Shares, (ii) the person signing this Agreement on behalf of the Purchaser has been authorized to do so.

       1.7 The Purchaser agrees that the Issuer may refuse to permit the transfer of the Shares by the Purchaser unless the Issuer is supplied an opinion of counsel reasonably satisfactory to the Issuer that the proposed sale, transfer or disposition does not result in a violation of the 1933 Act or any applicable state "blue sky" laws (collectively, "Securities Laws"). The Purchaser agrees to hold the Issuer and its directors, officers and any controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or other disposition of the Shares by the Purchaser in violation of any Securities Laws or any misrepresentation herein.


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       1.8 The Purchaser consents to the placement of a legend on any certificate evidencing the Shares stating that they have not been registered under the 1933 Act and setting forth or referring to the restrictions on the sale, transfer or other disposition thereof.

2.     REPRESENTATIONS BY THE ISSUER.

       The Issuer represents and warrants to the Purchaser as follows:

       (a) The Issuer is a corporation duly organized, existing and in good standing under the laws of the State of California.

       (b) The execution, delivery and performance of this Agreement by the Issuer has been duly approved by the board of directors of the Issuer.

3.     MISCELLANEOUS

       3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Issuer at 2 Ada, Irvine, California 92618, and to the Purchaser at the address indicated below Purchaser's signature.

       3.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

       3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

       3.4 This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of California.

       3.5 This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        STANWICH FINANCIAL SERVICES CORP.
                                        a Rhode Island corporation


                                        By:_____________________________________

                                        Address:  c/o Stanwich Partners, Inc.
                                                  62 Southfield Ave.
                                                  Stamford, CT  06902

                                        CONSUMER PORTFOLIO SERVICES, INC.


                                        By:_____________________________________